UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2023

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Limited Waivers and Amendments to Credit Agreements

On December 31, 2023, Lifecore Biomedical, Inc. (the “Company”) entered into (i) that certain Limited Waiver and First Amendment to Credit and Guaranty Agreement (the “Alcon Amendment”), by and among Alcon Research, LLC (“Alcon”), the Company, and certain subsidiaries of the Company, which amended that certain Credit and Guaranty Agreement, dated May 22, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Alcon Amendment, the “Term Loan Credit Agreement”), by and among the Company, Curation Foods, Inc. (“Curation”) and Lifecore Biomedical Operating Company, Inc. (“Lifecore” and, together with the Company and Curation, the “Borrowers”), certain of the Company’s other subsidiaries, as guarantors, and Alcon, as administrative agent, collateral agent and lender, and (ii) that certain Limited Waiver and Sixth Amendment to Credit Agreement (the “BMO Amendment” and, together with the Alcon Amendment, the “Credit Agreement Amendments”) by and among the Borrowers, certain of the Company’s other subsidiaries, and BMO Harris Bank, N.A. (“BMO”), which amended that certain Credit Agreement, dated as of December 31, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the BMO Amendment, the “Revolving Credit Agreement”), by and among the Borrowers, certain of the Company’s other subsidiaries, as guarantors, and BMO.

The Alcon Amendment provides for, among other things, (i) a waiver of the specified defaults listed therein under the Term Loan Credit Agreement as of the date of the Alcon Amendment, (ii) a waiver of the requirement to deliver certain historical financial statements, (iii) the inclusion of a requirement that the Company notify Alcon in advance of any layoff(s) by the Company and/or its subsidiaries that would result in a reduction in the overall headcount of the Company’s full-time manufacturing and support personnel by more than 20 persons in the aggregate, and (iv) an amendment to the financial reporting requirements under the Term Loan Credit Agreement providing additional time for the Company’s delivery of its November 30, 2023 quarterly financials.

The BMO Amendment provides for, among other things, (i) a waiver of the specified defaults listed therein under the Revolving Credit Agreement as of the date of the BMO Amendment, (ii) a waiver of the requirement to deliver certain historical financial statements, (iii) an amendment to the definition of “Applicable Margin” with respect to loans under the Revolving Credit Agreement from December 31, 2023 until the “Specified Adjustment Date” (as defined in the Revolving Credit Agreement as amended by the BMO Amendment) (i.e., the date on which 2024 audited annual financial statements and certain other materials are delivered by the Company to BMO), and (iv) an amendment to the definition of “Eligible Accounts” thereunder in respect of certain accounts.

The Company was not required to pay any fees in connection with either of the Credit Agreement Amendments.

Amended & Restated Contract Manufacturing Agreement

On December 31, 2023, the Company entered into that certain Amended and Restated Contract Manufacturing Agreement (the “Amended and Restated CMA”), with Alcon, which amended and restated the existing contract manufacturing agreement between the Company and Alcon related to the Company’s aseptic manufacturing of a variety of ophthalmic viscoelastic injection devices.

The initial term of the Amended and Restated CMA expires December 31, 2031, subject to earlier termination by Alcon under certain circumstances or by either party for a material breach by the other party that is not cured after notice and an opportunity to cure.

The Amended and Restated CMA contains terms and provisions customary for transactions of this type, including forecast and purchase order procedures, prices that are subject to annual index-based adjustments, minimum purchase obligations, on-time-in-full service level metrics and remedies, product warranties and confidentiality and indemnification obligations. In the event the Company is unable to meet specified metrics pursuant to the Amended and Restated CMA, under certain circumstances, Alcon will be entitled to certain financial concessions, as well as certain rights and documents with respect to Alcon purchase orders until applicable metrics are met.

Supply Agreement Amendment

On December 31, 2023, the Company entered into Amendment No. 1 (the “Supply Agreement Amendment”) to that certain Amended and Restated Supply Agreement (the “Supply Agreement”), dated May 3, 2023, with Alcon, related to the Company’s manufacture and supply of sodium hyaluronate (“HA”) for Alcon.

The Supply Agreement Amendment provides Alcon with the option to purchase a new filter dryer (the “Filter Dryer”), for use by the Company to expand the Company’s capacity to produce certain ingredients for Alcon, which may be exercised by Alcon by written notice. If Alcon exercises the option, all associated costs to acquire and install the Filter Dryer at the Company’s facilities would be paid in full by Alcon. The Filter Dryer would be deemed the property of Alcon. The Alcon Filter Dryer would be solely and exclusively used for the manufacturing of ingredients for Alcon and only to the extent needed to meet Alcon purchase orders in excess of a certain specified committed capacity. After the Alcon Filter Dryer is installed, the Company will be committed to a revised specified amount of production capacity to Alcon, and Alcon will commit to purchase a specified percentage of its global annual requirements for certain ingredients from the Company.

The foregoing descriptions of each of the Alcon Amendment, the BMO Amendment, the Amended and Restated CMA, and the Supply Agreement Amendment, do not purport to be complete and is subject to, and qualified in its entirety by, reference to the respective agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information set forth in Item 1.01 is incorporated herein by reference.
Item 7.01 Regulation of FD Disclosure.

On January 5, 2024, the Company issued a press release announcing the Alcon Amendment, the BMO Amendment, the Amended and Restated CMA, and the Supply Agreement Amendment, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

    Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1
Limited Waiver and First Amendment to that certain Credit and Guaranty Agreement, dated May 22, 2023, by and among Lifecore Biomedical, Inc., Curation Foods, Inc. and Lifecore Biomedical Operating Company, Inc., as borrowers, certain other subsidiaries of Lifecore Biomedical, Inc. party thereto, as guarantors, and Alcon Research, LLC, as lender, administrative agent and collateral agent.

10.2
Limited Waiver and Sixth Amendment to that certain Credit Agreement, dated December 31, 2020, by and among Lifecore Biomedical, Inc., Curation Foods, Inc. and Lifecore Biomedical Operating Company, Inc., as borrowers, certain other subsidiaries of Lifecore Biomedical, Inc. party thereto, as guarantors, and BMO Harris Bank, N.A., as lender and administrative agent.

10.3+	Amended and Restated Contract Manufacturing Agreement, dated December 31, 2023, by and between Lifecore Biomedical, Inc. and Alcon Research, LLC.
10.4+	Amendment No. 1 to that certain Amended and Restated Supply Agreement, dated May 3, 2023, by and between Lifecore Biomedical, Inc. and Alcon Research, LLC.
99.1	Press Release of Lifecore Biomedical, Inc., dated January 5, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

+ Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ John D. Morberg
John D. Morberg
Chief Financial Officer
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